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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use of our report, dated February 13, 2004, except for Note 19 as to which the date is March 12, 2004, relating to the consolidated financial statements of CNB Holdings, Inc. and subsidiaries for the two years ended December 31, 2003, included in this Annual Report on Form 10-KSB and incorporated by reference in the previously filed Registration Statements of CNB Holdings, Inc. on Form S-8 (File Numbers 333-108683 and 333-108684).


                                    /s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
March 26, 2004